CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this registration statement on Form N-2 (the "Registration Statement") of our report dated February 4, 2002, relating to the financial statements and financial highlights appearing in the December 31, 2001 Annual Report to Shareholders of Liberty All-Star Equity Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the
headings  "Financial  Highlights",   "Independent  Accountants"  and "Financial
Statements" in such Registration Statement.





PricewaterhouseCoopers LLP
Boston, Massachusetts
March 27, 2002